UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

AMG FUNDS I

(Name of Registrant as Specified In Its Charter)

FRIESS ASSOCIATES, LLC 401(k) RETIREMENT PLAN

FRIESS ASSOCIATES, LLC

JOSEPH FIELDS

SCOTT GATES

DAVID MARKY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRIESS RETIREMENT PLAN FILES PRELIMINARY PROXY MATERIALS OPPOSING REPLACEMENT

OF BRANDYWINE FUND MANAGERS

AMG Funds I Replaced the Longtime Managers of the Brandywine Funds with AMG-Affiliated Managers without

Advance Notice to Shareholders and Now Seeks Retroactive Approval by Fund Shareholders

Shareholders of the Former Brandywine Funds Were Denied a Say in the

Termination of their Chosen Manager, and Had the Investment Objectives of their Funds

Dramatically Changed Without Prior Notice or Input

As a Result of the Unilateral Change Foisted on Them, Shareholders who Hold Shares

in Taxable Accounts Incurred a Significant Tax Liability

GREENVILLE, DE—April 22, 2021—Friess Associates, LLC 401(k) Retirement Plan (the “Friess Plan”), together with certain other participants identified herein (collectively, the “Participants,” “we,” “us” or “our”), today announced that it has filed a preliminary proxy statement in connection with the upcoming combined special meeting of shareholders (the “Meeting”), currently scheduled for May 18, 2021, of (i) AMG Boston Common Global Impact Fund (formerly AMG Managers Brandywine Fund) (the “Global Impact Fund”) and (ii) AMG Veritas Global Real Return Fund (formerly AMG Managers Brandywine Blue Fund) (the “Global Real Return Fund”) (each, a “Fund” and collectively, the “Funds”). The Funds are each a series of AMG Funds I (“AMG Funds I” or the “Trust”) and are managed by AMG Funds LLC (the “Investment Manager”), a subsidiary of Affiliated Managers Group, Inc. (“AMG”).

On March 22, 2021, the Board of Trustees of AMG Funds I (the “Board”) announced that it had terminated Friess Associates, LLC (“Friess”) and Friess Associates of Delaware, LLC (“Friess of Delaware,” collectively with Friess, the “Friess Advisers”), who had successfully managed the Funds’ $1.16 billion in assets for more than thirty years, and replaced them with subadvisers who are affiliates of AMG and the Investment Manager. The Board took this action without any advance notice to the Funds’ shareholders, and apparently without regard for the significant negative consequences of its decisions.

In its preliminary proxy statement, the Friess Plan urges the Funds’ shareholders to vote against the Board’s proposals, including the request to retroactively approve the subadvisory agreements with AMG’s affiliates. The preliminary proxy statement details why the Board’s decision is not in the best interests of shareholders:

•

The Board drastically altered investment objectives and strategies. Without a say, shareholders of the Funds ended up invested in very different mutual funds that primarily hold global as opposed to domestic equities, with the Global Impact Fund following an ESG mandate and the Global Real Return Fund following a real return strategy including short positions in global index futures. As a result, the Funds may no longer fit within shareholders’ investment portfolios.

•

The Board’s approval of the changes in investment objectives resulted in a large taxable distribution for taxable accounts. The subadviser change has already forced a special distribution upon shareholders that is mostly comprised of higher taxed short-term gains, an eventuality many shareholders surely would have wanted to avoid. In addition to taxes owed as a result, these distributions may result in increased marginal tax rates for investors and frustrate their tax planning.

•

The Investment Manager appears to benefit more from the fee changes than the fund shareholders. The Board’s purported reason for replacing the Friess Advisers was to reduce fees, but the advisory fees charged either have not changed (in the case of the Global Real Return Fund) or have changed very little (in the case of the Global Impact Fund), and the vast majority of benefits are going to the Investment Manager, not to the Funds’ shareholders. The Investment Manager’s outright proportion of the fees received from shareholders increased significantly, and the Investment Manager’s total revenue increased even more when considering its equity interests in the two affiliated subadvisers. Further, the expense caps touted by the Board for both Funds expire in less than two years.

•

The Funds are being managed without shareholder approval. Boston Common Asset Management, LLC and Veritas Asset Management LLP have been managing the funds since March 19, 2021, under interim subadvisory agreements that have not been approved by shareholders.

•

The Board made and disclosed its decision in a highly irregular manner. With no notice to shareholders and in a manner that appears to have denied the Securities and Exchange Commission an opportunity to comment, the Board altered the underlying investment objectives of the Funds and is now seeking retroactive endorsement of this action by requesting shareholder approval of the new subadvisory agreements. The Board has informed shareholders of the possibility of the total liquidation of the Funds if shareholders do not retroactively ratify the imposition of the affiliated subadvisers and the dramatic changes in investment objectives.

David Marky, a member of the Management Board of Friess, which acts as trustee to the Friess Plan, stated: “With no notice to shareholders, the Board changed the Funds’ subadvisers and investment objectives, and forced a special distribution of mostly high-tax, short-term gains for taxable accounts. It is reasonable to expect a change of this magnitude would have been done with enough advance notice so that shareholders had an opportunity to be heard or make other arrangements with their investment portfolios. Like other shareholders, the Plan invested in the Funds because it believed in the Friess Adviser’s investment approach, which produced strong annualized returns over decades. In the upcoming meeting, the Funds’ shareholders can send a clear message to the Board that the shareholders – not the Board of Trustees – wish to control with whom they invest and how.”

The Friess Plan’s definitive proxy statement and GOLD proxy card will be mailed to the Funds’ shareholders of record in advance of the Meeting.

Thompson Hine LLP is serving as the Friess Plan’s legal adviser.

About the Friess Plan

The Friess Plan is the beneficial owner of 119,917.742 shares of AMG Boston Common Global Impact Fund and 43,394.539 shares of AMG Veritas Global Real Return Fund. The Friess Plan is for the benefit of employees of Friess Associates, LLC, which was founded in 1974. Friess Associates manages growth-equity portfolios that span the market-cap spectrum. Every Friess-managed portfolio follows the same time-tested investment strategy emphasizing the relationship between each company’s earnings performance and its share price. Friess Associates manages separate portfolios for institutions and high-net-worth individuals.

CERTAIN INFORMATION ABOUT THE PARTICIPANTS

THIS SOLICITATION IS BEING CONDUCTED BY THE FRIESS ASSOCIATES, LLC 401(k) RETIREMENT PLAN, FORMERLY KNOWN AS THE FRIESS ASSOCIATES, LLC MONEY PURCHASE PENSION PLAN (THE “FRIESS PLAN”), FRIESS ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“FRIESS ASSOCIATES”), AND THE BOARD OF MANAGERS OF THE FRIESS PLAN, WHICH ACTS AS THE TRUSTEE FOR THE FRIESS PLAN AND IS COMPRISED OF JOSEPH FIELDS, SCOTT GATES AND DAVID MARKY, WHICH WE COLLECTIVELY REFER TO AS THE “PARTICIPANTS.” THE PARTICIPANTS’ BENEFICIALLY OWN IN THE AGGREGATE APPROXIMATELY 129,594 SHARES OF AMG BOSTON COMMON GLOBAL IMPACT FUND (FORMERLY AMG MANAGERS BRANDYWINE FUND) AND APPROXIMATELY 46,283 SHARES OF AMG VERITAS GLOBAL REAL RETURN FUND (FORMERLY AMG MANAGERS BRANDYWINE BLUE FUND), EACH OF WHICH IS A SERIES OF AMG FUNDS I (“AMG FUNDS I”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE SHAREHOLDERS OF AMG FUNDS I FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF AMG FUNDS I WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF AMG FUNDS I AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS

IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR: OKAPI PARTNERS LLC AT (212) 297-0720.

Contacts

Investors

Bruce Goldfarb / Laura Bissell

Okapi Partners LLC

212-297-0720

Media

Hugh Burns / Paul Caminiti / Nicholas Leasure

Reevemark

212-433-4600

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